UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2008
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 30, 2008, The Sherwin-Williams Company entered into a First Amendment (the “First Amendment”) to its Second Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 8, 2005 (as modified pursuant to the letter agreement dated March 15, 2006, the “Credit Agreement”), among Sherwin-Williams, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The primary purpose of the First Amendment is to extend the maturity date of the Credit Agreement from July 20, 2009 to July 20, 2010. The First Amendment also reduces the letter of credit subfacility from $500 million to $300 million effective May 30, 2008 and reduces the aggregate amount of the lender commitments from $910 million to $845 million effective July 20, 2009. The First Amendment provides Sherwin-Williams with the right to request that the lenders extend the maturity date for an additional period of one year to July 20, 2011.
     The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d)      Exhibits.
                The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

4
First Amendment, dated as of May 30, 2008, to the Second Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 8, 2005, by and among The Sherwin-Williams Company, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
June 2, 2008	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4
First Amendment, dated as of May 30, 2008, to the Second Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of December 8, 2005, by and among The Sherwin-Williams Company, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

3